UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      November 18, 2004

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

401 North Main Street,
Winston-Salem, NC 27102-2990
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

     On November 18, 2004, Reynolds American Inc., referred to as RAI, British American Tobacco p.l.c. and Brown & Williamson Tobacco Holdings Inc. entered into Amendment No. 1 to the Governance Agreement, dated as of July 30, 2004.

     Amendment No. 1 to the Governance Agreement amends Section 2.04(d) to require, during the period from July 30, 2004 to and including September 30, 2005, RAI to repurchase shares in excess of 147,406,576 shares of outstanding common stock as a result of the exercise of any option, warrant or other security relating to common stock or the other issuance of common stock to its directors, officers, employees or consultants, prior to or within a reasonable period after such issuance. A copy of Amendment No. 1 to the Governance Agreement is attached as Exhibit 10.1.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The following is furnished as an Exhibit to this Report.

Number	Exhibit

10.1	Amendment No. 1 to the Governance Agreement between RAI, British American Tobacco p.l.c. and Brown & Williamson Tobacco Holdings Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President, Deputy General Counsel
and Secretary

Date: November 23, 2004

INDEX TO EXHIBITS

Number	Exhibit

10.1	Amendment No. 1 to the Governance Agreement between RAI, British American Tobacco p.l.c. and Brown & Williamson Tobacco Holdings Inc.